UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2020

OTIS WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 233-6847
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OTIS	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2020, the Compensation Committee of the Board of Directors of Otis Worldwide Corporation (the “Company”) adopted the Executive Leadership Group Severance Plan (the “Severance Plan”) for its executive leadership group (“ELG”). This group currently consists of each of the Company’s executive officers other than the Company’s Chief Accounting Officer.

The Severance Plan provides for the payment of severance and other benefits upon an involuntary termination of employment that is for reasons other than Cause, Disability (as such terms are defined in the Severance Plan) or death and that is not a qualifying termination under the Company’s Change in Control Severance Plan. Subject to the execution of a release and covenant agreement, which will contain a release of claims, perpetual covenants of confidentiality and non-disparagement, and non-competition and non-solicitation covenants that may extend for up to two years after termination, the Severance Plan provides for the following payments and benefits upon a qualifying termination:

•	a lump sum payment equal to one times (one and one-half times for the Company’s Chief Executive Officer) the sum of the executive’s annual base salary and target annual bonus;

•	a pro-rated bonus for the year of termination, such bonus to be paid after the completion of the year based on actual performance, but assuming target performance for any individual performance goals;

•	continued healthcare benefits for the executive (and eligible dependents) for up to 12 months at no cost; and

•	outplacement services for up to 12 months.

The value of any cash severance payable to an executive will be offset by the value of any ELG restricted stock unit award that vests upon the executive’s termination, as well as by any other severance benefits that the executive is entitled to receive upon termination of employment.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Otis Worldwide Corporation Executive Leadership Group Severance Plan
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTIS WORLDWIDE CORPORATION
(Registrant)

Date: September 18, 2020	By:	/s/ Nora E. LaFreniere
Nora E. LaFreniere Executive Vice President, Chief General Counsel & Secretary